Exhibit 15.3

FANGDA PARTNERS

http://www.fangdalaw.com

中国北京市朝阳区光华路一号	电子邮件	E-mail:	email@fangdalaw.com
北京嘉里中心北楼27层	电 话	Tel.:	86-10-5769-5600
邮政编码: 100020	传 真	Fax:	86-10-5769-5799

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020, PRC

Chagee Holdings Limited

Tower B, Hongqiao Lianhe Building,

No.99 Kaihong Road,

Changning District, Shanghai

People’s Republic of China, 20051

April 29, 2026

Dear Sirs,

We hereby consent to the references to our firm under the headings “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Doing Business in China” “Item 4. INFORMATION ON THE COMPANY—A. History and Development of the Company—Recent Regulatory Development—Permissions Required from the PRC Authorities for Our Operations and Overseas Listing” “Item 10. ADDITIONAL INFORMATION —E. Taxation” in Annual Report on Form 20-F of Chagee Holdings Limited for the fiscal year ended December 31, 2025 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the Registration Statement (No. 333-287340) on Form S-8. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Fangda Partners

Fangda Partners